Exhibit 99.1
May 8, 2015

FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt  (212) 460-1900

LEUCADIA NATIONAL CORPORATION
ANNOUNCES FIRST QUARTER 2015 RESULTS

New York, New York, May 8, 2015--Leucadia National Corporation (NYSE: LUK) today announced its financial results for the three month period ended March 31, 2015.  Net income attributable to Leucadia National Corporation common shareholders was $380.8 million, or $0.99 per diluted share.   Net revenues reflect realized and unrealized gains of $686.6 million related to our recent FXCM investment, $18.6 million of which was received in cash during the quarter, and $668.0 million of which represents an unrealized fair value gain on the value of our investment.

Rich Handler, CEO of Leucadia, and Brian Friedman, President of Leucadia, said: “We took additional important steps this quarter to continue to build Leucadia and its long-term value.  In January, we invested $279.0 million in FXCM, net of a $21.0 million investment banking fee earned by Jefferies.  Our investment stabilized FXCM’s financial position, and has allowed management to focus on repaying our loan and reinvigorating growth in FXCM’s business.  We are impressed with the quality and strength of FXCM’s management, and are optimistic regarding FXCM’s long-term prospects.

“Our investment in FXCM was structured as a $300.0 million two-year senior secured term loan with rights to a variable proportion of certain distributions in connection with an FXCM sale of assets or other events.  These financial instruments are recorded at fair value and, as required, will be marked-to-market each quarter.  The largest part of our gain of $686.6 million during the quarter reflects the adjustment to fair value of our rights.  We determined fair value with the assistance of a nationally recognized third-party independent valuation firm and it is based on valuation models that are significantly impacted by various inputs and assumptions, including, most significantly, FXCM’s publicly traded stock price and its volatility.  As we adjust this fair value each quarter, we anticipate volatility in the FXCM valuation, which could materially impact our earnings in a given period.  A $0.30 change in the price of FXCM’s shares (representing about 14% of the price at March 31, 2015), would result in a change of about $51 million in this valuation, assuming no change in any other factors we considered.  Please note that from March 31, 2015 through May 7, 2015, FXCM’s share price in fact declined by $0.31 per share.  Separately, a 10% change in the assumed FXCM stock volatility would result in a change of about $29 million in this valuation, assuming no other change in any other factors we considered.  During the first quarter of 2015, we received $18.6 million of principal and interest payments from FXCM, and $287.6 million remained outstanding under the credit agreement as of March 31, 2015.  As of May 7, 2015, we have received an additional $69.3 million, and $228.4 million remained outstanding under the credit agreement.  Our January net investment of $279.0 million has yielded us so far cumulative cash of $87.9 million, the $228.4 loan balance and our rights to cash distributions.
“The slowness experienced in Jefferies first quarter appears to be passing, as results have strengthened across the board.  That said, Jefferies will be impacted by market conditions from time to time.  National Beef continues to face challenges as a result of the drought that has reduced the number of cattle being processed in its facilities, which is negatively impacting margins.   We experienced strong results at Berkadia and Garcadia, and continued momentum at Linkem.  We are pleased with the overall diversity and strategic direction of our 23 investee companies.
“There were a number of additional transactions completed or announced since January 1 that we believe are beneficial to Leucadia.  As the largest shareholder of HRG, we have worked closely with the management team and other Board members, and support their decision to explore strategic alternatives for Fidelity & Guaranty Life, which we believe will maximize shareholder value for all investors.  We are also excited about Spectrum Brands’ announced $1.4 billion acquisition of Armored AutoGroup, which also should benefit our investment in HRG.  We have also worked closely with the management of KCG and were pleased that Jefferies advised the company on the sale of Hotspot and served as sole arranger of their recent $500 million debt refinancing.  As a significant shareholder of KCG, we applaud management’s decision to use a significant portion of the proceeds of these transactions for a modified Dutch auction tender offer totaling $330 million.   We also are pleased with the $1 billion+  launch of the flagship fund of Folger Hill, in which Leucadia has invested $400 million.  Management at Folger Hill has already partnered with 15 investment teams and we look forward to the long-term build out of the Folger Hill platform.  We believe our unique position of being a global investment banking firm combined with a merchant banking platform will continue to allow us to serve our clients, while at the same time continuing to opportunistically source unique investments with attractive risk/reward characteristics.”
For more information on the Company’s results of operations for the three months ended March 31, 2015, please see the Company’s Form 10-Q, which will be filed with the Securities and Exchange Commission today.

This press release contains “forward-looking statements” within the meaning of the safe-harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our business and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Month
	Period Ended March 31,
	2015	2014

Net revenues	$3,184,683	$2,942,524

Net realized securities gains	$15,089	$5,394

Income from continuing operations before income taxes
and income related to associated companies	$546,656	$137,060

Income related to associated companies	40,451	20,036

Income from continuing operations before income taxes	587,107	157,096

Income tax provision	212,678	56,250

Income from continuing operations	374,429	100,846

Loss from discontinued operations, net of taxes	–	(8,909)

Net income	374,429	91,937

Net (income) loss attributable to the noncontrolling interests	234	(2,537)

Net loss attributable to the redeemable noncontrolling
interests	7,112	5,932

Preferred stock dividends	(1,016)	(1,016)

Net income attributable to Leucadia National
Corporation common shareholders	$380,759	$94,316

Basic earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Income from continuing operations	$1.00	$.27
Loss from discontinued operations	–	(.02)
Net income	$1.00	$.25

Number of shares in calculation	373,541	368,487

Diluted earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Income from continuing operations	$.99	$.27
Loss from discontinued operations	–	(.02)
Net income	$.99	$.25

Number of shares in calculation	377,713	377,348